SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                 August 24, 1999

                        Vidikron Technologies Group, Inc.
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             (Exact Name of Registrant as Specified in its Charter)

Delaware                             0-19218                        13-3499909
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(State or other                    (Commission                     (IRS Employer
jurisdiction of                    File Number)                   Identification
incorporation)                                                        Number)

                  150 Bay Street, Jersey City, New Jersey 07302
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                  (Address of principal executive office)       (Zip Code)

                                 (201) 938-0099
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               (Registrant's telephone number including area code)

                              Projectavision, Inc.
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         (Former Name and Former Address, If Changed Since Last Report)
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Item 2. Acquisition or Disposition of Assets.

On August 24, 1999, Vidikron Technologies, Inc. (the "Company") sold all of the outstanding shares of common stock ("Shares") of its United States subsidiary, Vidikron of America, Inc., to Markland LLC ("Markland") pursuant to the provisions of a Stock Purchase Agreement dated as of August 5, 1999 by and between the Company and Markland. The purchase price for the Shares was $50,000, subject to adjustment based upon the fair market value of the shares as of August 5, 1999, as determined by an independent appraisal.

In connection with the sale of the Shares, the Company entered into a license agreement with Vidikron of America, Inc. to license the "Vidikron" trademark, tradename and all other intellectual property rights of the Company in certain territories.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

      (c) Exhibits.

            10.1 Stock Purchase Agreement dated as of August 5, 1999 by and between Vidikron Technologies Group, Inc. and Markland LLC.

            10.2 License Agreement dated as of July 30, 1999 by and between Vidikron Technologies Group, Inc. and Vidikron of America, Inc.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    VIDIKRON TECHNOLOGIES GROUP, INC.
                                    (Registrant)

Dated August 26, 1999
                                    By /s/ Phillip Siegel
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                                    Name:  Phillip Siegel
                                    Title: Chief Executive Officer